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                                                                   Exhibit 23(e)

                             DISTRIBUTION AGREEMENT


         AGREEMENT made this 13th day of November, 2002, between MLIG Variable Insurance Trust, a business trust organized under the laws of Delaware (the "Trust"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation (the "Distributor");
                                   WITNESSETH:

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a diversified open-end investment company; and

          WHEREAS, the Trust issues shares of beneficial interest (the "shares"), an unlimited number of which are registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a registration statement initially filed with the Securities and Exchange Commission (the "SEC") on February 20, 2002, and declared effective on June 21, 2002 as amended from time to time (the "Registration Statement"); and

         WHEREAS, it is affirmatively in the interest of the Trust to offer its shares for sale continuously to certain insurance companies for their respective separate accounts pursuant to a currently effective Registration Statement; and

         WHEREAS, the Trust currently is comprised of twenty-one (21) Portfolios, but may be comprised of additional separate portfolios, each of which existing or additional


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portfolio will pursue its investment objective through separate investment policies (such existing portfolios and any additional portfolio being referred to as "Funds"); and

         WHEREAS, the Distributor is a registered broker-dealer engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

         WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of shares to certain insurance companies for their respective separate accounts, in order to promote the growth of the Funds and facilitate the distribution of their shares.

         NOW, THEREFORE, the parties agree as follows:

         Section 1. Appointment of the Distributor. The Trust hereby appoints the Distributor as the principal underwriter and distributor of the Funds to sell their respective shares to such insurance companies as the Trust may designate in writing from time to time for their respective separate accounts and the Distributor hereby accepts such appointment. The Trust during the term of the Agreement shall sell its shares to the Distributor upon the terms and conditions set forth below.

         Section 2. Exclusive Nature of Duties. The Distributor shall be the exclusive representative of the Trust to act as principal underwriter and distributor of the shares.

         Section 3. Purchase of Shares from the Trust.

                  (a) The Trust will offer its shares and the Distributor shall have the right to buy from the Trust the shares needed, but not more than the shares needed (except for clerical errors in transmission) to fill unconditional orders for the shares placed with the Distributor by the designated insurance companies for their separate accounts. The price

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which the Distributor shall pay for the shares so purchased from the Trust shall be the net asset value per share, determined as set forth in Section 3 (c) hereof.

                  (b) The shares of each Fund are to be resold by the Distributor to the designated insurance companies for their separate accounts at the net asset value per share of such Fund.

                  (c) The net asset value of the shares of each Fund shall be determined by the Trust or any agent of the Trust at such time and on such days as is designated in the Registration Statement, in accordance with the method set forth in the Registration Statement of the Trust and guidelines establish by the Board of Trustees of the Trust. The Trust may also cause the net asset value of the shares to be determined in substantially the same manner or estimated in such manner and as of such other hour or hours as may from time to time be agreed upon in writing by the Trust and the Distributor. All payments to the Trust hereunder shall be made in the manner set forth in Section 3 (e).

                  (d) The Trust shall have the right to suspend the sale of the shares at times when redemption of any such shares is suspended pursuant to the condition set forth in Section 4 (b) hereof. The Trust shall also have the right to suspend the sale of the shares if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by federal or New York authorities, or if there shall have been some other extraordinary event, which, in the judgment of the Trust, makes it impracticable to sell any such shares. Notwithstanding any other provision hereof, the Board of Trustees of the Trust may refuse to sell shares of any Fund, or suspend or terminate the offering of shares of any Fund if such action is required by law or by

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regulatory authorities having jurisdiction or is, in the sole discretion of the
Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the existing shareholders of such Fund.

                  (e) The Trust, or any agent of the Trust designated in writing by the Trust, shall be promptly advised of all purchase orders for the shares received by the Distributor. The Trust (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Trust (or its agent) of payment thereof, will deliver deposit receipts or certificates for such shares pursuant to the instructions of the Distributor. Payment shall be made to the Trust in New York Clearing House funds or by federal funds wire. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Trust (or its agent).

         Section 4. Repurchase or Redemption of Shares by the Trust

                  (a) Any of the outstanding shares may be tendered for redemption at any time, and the Trust agrees to repurchase or redeem any such shares so tendered in accordance with it obligations as set forth in Article 4 of its Declaration of Trust, as amended from time to time, and in accordance with the applicable provisions set forth in the Registration Statement of the Trust. The price to be paid to redeem or repurchase shares shall be equal to the net asset value per share calculated in accordance with the provisions of
Section 3 (c) hereof. All payments by the Trust hereunder shall be made in the manner set forth below.

                  The Trust shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor in New York Clearing

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House funds or by federal funds wire on or before the fourth business day subsequent to its having received the notice of redemption in proper form.

                  (b) Redemption of shares of a Fund or payment thereof may be suspended at times when the New York Stock Exchange is closed, when trading on said Exchange is closed, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by the Trust of securities owned by it for such Fund is not reasonably practicable for the Trust fairly to determine the value of the net assets of the Fund, or during any other period when the SEC, by order, so permits.

         Section 5. Duties of the Trust

                  (a) The Trust shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of shares of the Trust, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Trust by independent public accountants. The Trust shall make available to the Distributor such number of copies of its Registration Statement as the Distributor shall reasonably request.

                  (b) The Trust shall take all necessary action to register as many shares under the Securities Act as investors may reasonably be expected to purchase.

                  (c) The Trust shall use its best efforts to qualify and maintain the qualification of the shares for sale under the securities law of such states as the Distributor and the Trust may approve, if such qualification is required by such securities laws. Any such qualifications may be withheld, terminated or withdrawn by the Trust at any time in its discretion. The expense of qualification and maintenance of qualification of the shares

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shall be borne by the Trust. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualification.

                  (d) The Trust will furnish, in reasonable quantities upon request by the Distributor, copies of annual and semi-annual reports of the Trust.

         Section 6. Duties of the Distributor.

                  (a) The Distributor shall devote reasonable time and effort to effect sales of shares of the Trust, but shall not be obligated to sell any specific number of shares. The services of the Distributor hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into distribution arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

                  (b) In selling the shares of the Trust, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws and regulations and the regulations of the National Association of Securities Dealers, Inc. (the "NASD"), relating to the sale of such securities. Neither the Distributor nor any selected dealer nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the registration statement or related prospectus and any sales literature specifically approved by the Trust.

         Section 7. Payment of Expenses.

                  (a) The Trust shall bear all costs and expenses of the Trust relating to the Funds, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and prospectuses under

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the Investment Company Act and the Securities Act, and all amendments and supplements thereto and the expense of preparing, printing, mailing and otherwise distributing prospectuses, annual or semi-annual reports to shareholders and proxy materials.

                  (b) The Trust shall bear the costs and
expenses of qualification of the shares for sale, and, if necessary or advisable in connection therewith, the Trust shall bear the cost and expense of qualifying the Trust as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Trust and the Distributor pursuant in
Section 5 (c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Company decides to discontinue such qualification pursuant to Section 5 (c) hereof.

         Section 8. Indemnification.

                  (a) The Trust shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus, as from time to time amended and supplemented, or the annual or semi-annual reports to shareholders of the Trust relating to the Funds, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in

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conformity with, information furnished to the Trust in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Distributor and any such controlling persons to be deemed to protect the Distributor or any such controlling persons thereof against any liability to the Trust or its shareholders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement or by reason of the sale of shares to persons other than the separate accounts of insurance companies, or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or such controlling persons, unless the Distributor or such controlling persons, as the case my be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit

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and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the shares.

                  (b) The Distributor shall indemnify and hold harmless the Trust and each of its trustees and officers and each person, if any, who controls the Trust against loss, liability, claim, damage or expense described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Trust in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus, as from time to time amended, or the annual or semi-annual reports to shareholders. In case any action shall be brought against the Trust or any persons so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust and the Trust and each person or persons so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this
Section 8.

                  (c) The Distributor acknowledges that it has received notice of and accepts the limitations on the Trust's liability as set forth in the Trust's Declaration of Trust, as amended from time to time. In accordance therewith, the Distributor agrees that the

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Trust's obligations hereunder shall be limited to the assets of the Funds, and with respect to each Fund shall be limited to the assets of such Fund, and no party shall seek satisfaction of any such obligation from any shareholder of the Trust, nor from any trustee, officer, employee or agent of the Trust.

         Section 9. Duration and Termination of This Agreement. This Agreement shall become effective upon approval by the Board of Trustees, including a majority of trustees who are not parties to this Agreement or interested persons of any such party to this Agreement. It shall become effective as to any subsequently created Fund when it has been approved by the Board specifically for such Fund. As to each Fund, the Agreement shall continue in effect for two years and shall thereafter continue in effect from year to year so long as such continuance is specifically approved for each Fund at least annually by: (1) the Board, or by the vote of a majority of the outstanding votes attributable to the shares representing an interest in the Fund; and (2) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         This Agreement may be terminated at any time, without penalty, by vote of the Board or by vote of the holders of a majority of the outstanding shares of the Trust, or by the Distributor, on sixty (60) days' written notice to the other party. This Agreement may be terminated at any time without the payment of any penalty by vote of the Board in the event that it shall have been established by a court of competent jurisdiction that the Distributor or any officer or director of the distributor has taken any action which results in a breach of the covenants of the Distributor set forth therein. This Agreement shall automatically terminate in the event of its assignment.

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         The terms "control", "vote of a majority of the outstanding voting securities", "assignment", "affiliated persons" and "interested person", when used in this Agreement, shall have the respective meaning specified in the Investment Company Act.

         Section 10. Amendments of This Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

         Section 11. Notices. Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to the Trust:

                      MLIG Variable Insurance Trust
                      7 Roszel Road
                      Princeton, New Jersey 08540
                      Attn: Edward W. Diffin, Jr., Esq.

                  If to the Distributor:

                      Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center
                      New York, New York 10080
                      Attn:

         Section 12. Governing Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. This Agreement shall be subject to the provisions of the Securities Act, the Securities Exchange Act of 1934, and the Investment Company Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules

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and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith. To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

         Section 13. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         Section 14. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         Section 15. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which taken together shall constitute one and the same instrument.

         Section 16. Cooperation with Authorities. Each party hereto shall cooperate with the other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         Section 17. Cumulative Rights. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first above written.

                                  MLIG VARIABLE INSURANCE TRUST
                                  By: /s/ MICHAEL P. COGSWELL
                                     ------------------------------------------
                                         Michael P. Cogswell
                                         President and Trustee

                                  MERRILL LYNCH, PIERCE, FENNER
                                  & SMITH INCORPORATED

                                  By: /s/ BARRY G. SKOLNICK
                                     ------------------------------------------
                                         Barry G. Skolnick
                                         First Vice President


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